Exhibit (j)(2)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 18, 2012, relating to the financial statements and financial highlights which appears in the May 31, 2012 Annual Report to the Board of Trustees and Shareholders of the TIAA-CREF Lifecycle Retirement Income Fund, Lifecycle 2010 Fund, Lifecycle 2015 Fund, Lifecycle 2020 Fund, Lifecycle 2025 Fund, Lifecycle 2030 Fund, Lifecycle 2035 Fund, Lifecycle 2040 Fund, Lifecycle 2045 Fund, Lifecycle 2050 Fund, Lifecycle 2055 Fund, Lifecycle Index Retirement Income Fund, Lifecycle Index 2010 Fund, Lifecycle Index 2015 Fund, Lifecycle Index 2020 Fund, Lifecycle Index 2025 Fund, Lifecycle Index 2030 Fund, Lifecycle Index 2035 Fund, Lifecycle Index 2040 Fund, Lifecycle Index 2045 Fund, Lifecycle Index 2050 Fund, Lifecycle Index 2055 Fund, Lifestyle Income Fund, Lifestyle Conservative Fund, Lifestyle Moderate Fund, Lifestyle Growth Fund, Lifestyle Aggressive Growth Fund and Managed Allocation Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", “Experts”, and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers, LLP.

Boston, MA

September 26, 2012